UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 14, 2007

21ST CENTURY INSURANCE GROUP

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-6964	95-1935264
(Commission File Number)	(IRS Employer Identification No.)

6301 Owensmouth Avenue
Woodland Hills, California	91367
(Address of Principal Executive Offices)	(Zip Code)

(818) 704-3700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2007, 21st Century Insurance Group, a Delaware corporation (the “Company”), and American International Group, Inc, a Delaware corporation (“AIG”), entered into an Employment Agreement (the “Agreement”) with Bruce W. Marlow (“Executive”), the Company’s current President and Chief Executive Officer.  The Agreement was entered into in connection with the Merger Agreement dated May 15, 2007 among the Company, AIG TW Corp., a Delaware corporation, and AIG (the “Merger Agreement”).

Pursuant to the Agreement, subject to certain exceptions and limitations, Executive will be employed as the President of AIG 21st Direct Auto.  The Agreement supersedes both the retention agreement that the Company and 21st Century Insurance Company entered into with Mr. Marlow on September 14, 2005 as well as the Company’s 1998 Executive Severance Plan.

The Agreement, among other things, provides:

•	It is effective as of the effective date of the Merger Agreement (the “Effective Date”) and through December 31, 2009;
•	Executive shall receive a base annual salary of not less than $950,000 (as adjusted from time to time after the Effective Date, the “Base Salary”);
•	Executive shall receive a short term incentive plan providing between 0% to 200% of the Base Salary;
•	If Executive remains employed one year after the Effective Date, he will receive a retention bonus as detailed in the Agreement;
•	AIG will recommend that its Compensation Committee grant Executive options with respect to AIG stock as detailed in the Agreement;
•	AIG will recommend that its Compensation Committee grant Executive Performance Units in the AIG Partners Plan as detailed in the Agreement;
•	AIG will recommend that its Compensation Committee grant Executive units in the AIG Senior Partners Plan as detailed in the Agreement;
•

AIG will recommend that Executive be granted an award of AIG Restricted Stock Units sufficient to replace the value of Executive’s outstanding Company stock options and restricted stock awards that would, but for the merger, have vested beyond the first anniversary of the Effective Date;

•	Should Executive be terminated for Cause, as defined in the Agreement, he shall receive the Base Salary, unreimbursed business expenses and certain health care and life insurance benefits;
•

Should Executive be terminated without Cause or if Executive terminates his employment for Good Reason, as defined in the Agreement, in either case before the first anniversary date of the Effective Date, Executive will receive severance payments and certain health care and insurance benefits as detailed in the Agreement;

•

Should Executive be terminated without Cause or if Executive terminates his employment for Good Reason, in either case after the first anniversary date of the Effective Date but before the termination of the Agreement, Executive will receive severance payments and certain health care and insurance benefits as detailed in the Agreement; and,

•	Executive agrees to a 12 month post termination non-competition as well as non-solicitation, confidentiality and non-disparagement covenants.

The foregoing description of the Agreement is not intended to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

The Company has certain material commercial relationships with AIG and its affiliates.  Additionally, certain members of the Board of Directors of the Company currently serve or have served as officers of AIG and its affiliates.  These agreements and relationships with AIG and its affiliates, together with the relationships of certain directors of the Company to AIG and its affiliates are described under the captions “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE” and “BENEFICIAL OWNERSHIP OF SECURITIES BY MANAGEMENT,” respectively, in the Company’s Form 10-K/A statement filed with the Securities and Exchange Commission on April 26, 2007, which description is incorporated herein by reference.

Important Additional Information Regarding the Merger will be filed with the SEC

The Company, its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the Merger.  Information regarding the Company’s directors and executive officers is available in 21st Century’s Form 10-K/A for the year ended December 31, 2006, which was filed with the Securities and Exchange Commission on April 26, 2007.  Information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement, the Schedule 13E-3 transaction statement and other relevant materials to be filed with the Securities and Exchange Commission when they become available.

Item 9.01.              Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, entered into as of May 14, 2007 between 21st Century Insurance Group, American International Group, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

21ST CENTURY INSURANCE GROUP

Date: May 18, 2007	By:	/s/ Michael J. Cassanego
Name: Michael J. Cassanego
Title: Senior Vice President and General Counsel